Exhibit 23.2

Consent of Independent Petroleum Engineers and Geologists

We do hereby consent to the use of our name in “Item 2. Properties” of the Annual Report on Form 10-K of Stone Energy Corporation (the “Company”) for the year ended December 31, 2014, to references to our firm in the Form 10-K, and to the incorporation by reference thereof into the Company’s Amendment No. 1 to the Registration Statement (Form S-3 No. 333-207514), in the context in which they appear.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas

November 16, 2015